LIMITED POWER OF ATTORNEY
		FOR SECTION 16 REPORTING OBLIGATIONS

      The undersigned hereby constitutes and appoints each of Michael
G. Andrews, Tara L. Heath, Frank H. Smalla, and Matthew D. Murphy of The Boston Beer Company, Inc. ("Boston Beer"), or any one of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

      1. Execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer or both of Boston Beer, Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder;

      2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4, and 5 electronically with the SEC;

      3. Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in Boston Beer's securities from any third party, including brokers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

      4. Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's reasonable discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is Boston Beer assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by Boston Beer, unless earlier revoked by the undersigned in a signed writing delivered to the relevant attorney-in-fact. Notwithstanding the foregoing, this Limited Power of Attorney shall be automatically revoked with respect to any of the particular attorneys-in-fact in the event that such attorney-in-fact is no longer employed by Boston Beer. This Limited Power of Attorney shall not be affected by the undersigned's subsequent disability or incapacity.

EXECUTED as a sealed instrument this 2nd day of March, 2020.


				/Carolyn L. O'Boyle/
				____________________
      				Signature
      				Carolyn L. O'Boyle, Cheif People Officer

COMMONWEALTH OF MASSACHUSETTS   )

				) ss.
COUNTY OF SUFFOLK             )	      March 2, 2020

Then personally appeared the above-named Carolyn L. O'Boyle and acknowledged the foregoing instrument to be his/her free act and deed, before me,

			/s/ Michael G. Andrews
			Notary Public: Michael G. Andrews
			My Commission Expires: December 11, 2020